Exhibit 10.1

                SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Amendment") effective as of the 3rd day of May, 2011, is by and between J.M. Huber Corporation ("Seller") and High Plains Gas, Inc. ("Buyer").

                                    RECITALS
                                    --------

     A. Seller and Buyer are parties to a Purchase and Sale Agreement dated February 2, 2011, as amended from time to time (the "Agreement").

     B.     Seller  and  Buyer  wish  to  amend  the  Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

     1.   Amendments  to  Section  2.02.

          a. Section 2.02(a) of the Agreement is hereby amended by deleting the period at the end of the third sentence of Section 2.02(a)(iii) and replacing it with "; and". Section 2.02(a) is further amended to add the following:

               (iv) Separately, on or before 5:00 p.m. EST on May 11, 2011, Buyer shall deliver to Seller's Edison, New Jersey office (attention Joseph M. Dunning) Five Hundred Thousand (500,000) duly authorized and issued shares of Buyer's common stock, par value $0.001 per share, on a certificate bearing no legend except that the transfer thereof is restricted pursuant to the Securities Act of 1933 (the "New Shares"). If the New Shares are not timely and properly delivered to Seller, Seller shall be entitled to retain the Two Million Dollars ($2,000,000.00) cash previously delivered as the Deposit and the Shares previously delivered as liquidated damages and terminate this Agreement. The effect of such termination shall be governed by Section
          11.02  of  the  Agreement.

          b. Section 2.02(b) is hereby deleted in its entirety and hereby amended and restated as follows:

               (b) Subject to the proviso set forth in Section 11.01, if this Agreement is terminated by Seller pursuant to Section 2.02(a)(iii),
          Section 2.02(a)(iv), Section 11.01(b) or Section 11.01(d) and Seller does not waive the non-satisfaction of any conditions to Closing set forth in Article 8, Seller shall retain the Deposit, the Shares and the New Shares as liquidated damages. Buyer and Seller acknowledge and agree that (i) Seller's actual damages upon a termination by Seller pursuant to Section 2.02(a)(iii), Section

          2.02(a)(iv), Section 11.01(b) or Section 11.01(d) are difficult to ascertain with any certainty, (ii) the Deposit plus the Shares and the New Shares constitute a reasonable estimate of such actual damages, and (iii) such liquidated damages do not constitute a penalty. Further, if the Agreement is terminated pursuant to Section 11.01(b) or Section 11.01(d), Seller in its sole discretion may dispose of the Shares and/or the New Shares in any manner and at such time(s) as it determines so long as it complies with the requirements of applicable securities laws, including without limitation Rule 144 promulgated under the Securities Act of 1933. Buyer agrees to maintain "current public information," as such term is used in Rule 144, so long as Seller is the owner of any Shares and/or New Shares.

          c. Section 2.02(c) of the Agreement is hereby amended by inserting "and the New Shares" between "Shares" and "to" in the sentence immediately preceding the last sentence thereof.

          d. Section 2.02(d) of the Agreement is deleted in its entirety and hereby amended and restated as follows:

               (d) If all conditions precedent to the obligations of Seller set forth in Article 8 have been met, then notwithstanding any provision in this Section 2.02 to the contrary, if Closing does not occur because Seller wrongfully fails to tender performance at Closing or otherwise Breach this Agreement in any respect prior to Closing, and Buyer is ready and otherwise able to close, at Buyer's sole election, either (i) Seller shall return the Deposit, Shares and New Shares to Buyer within three (3) business days after the determination that the Closing will not occur, or (ii) Buyer shall have the right to pursue specific performance of this Agreement, provided that Buyer must file an action for specific performance within 21 days of Seller's Breach. If Buyer elects to pursue specific performance, Buyer must pursue specific performance as its sole and exclusive remedy in lieu of all other legal and equitable remedies. If such action for specific performance is not filed within 21 days of Seller's Breach or if Buyer is unsuccessful for any reason other than a Breach of this Agreement by Buyer, Buyer shall be deemed to have waived all legal and equitable remedies and its sole remedy for Seller's Breach of this Agreement shall be limited to the prompt return of the Deposit, the Shares and the New Shares.

     2.   Amendments  to  Section  10.02.

          a. Section 10.02(c) of the Agreement is deleted in its entirety and hereby amended and restated as follows:

               (c) At Closing, the Shares and New Shares will, in Seller's sole discretion, be treated as follows:

                    (i) if the Seller does not wish to retain the Shares and/or New Shares, the Shares and/or New Shares shall be returned to Buyer immediately after Seller's receipt of the Purchase Price, in which event there shall be neither an increase to the Purchase Price pursuant to Section 10.02(a) nor a decrease to the Purchase Price pursuant to Section 10.02(b);

                    or

                    (ii) if (A) the Seller wishes to retain the Shares it may do so, in which event the Purchase Price shall be decreased by One Million Five Hundred Thousand Dollars ($1,500,000.00) as a downward adjustment pursuant to Section 10.02 (b), and/or (B) the Seller wishes to retain the New Shares it may do so, in which event the Purchase Price shall be decreased by Five Hundred Thousand Dollars ($500,000.00) as a downward adjustment pursuant to Section 10.02(b).

          b. Section 10.02(d) of the Agreement is hereby deleted in its entirety and amended and restated as follows:

               (d) The allocations of costs and expenses and/or adjustments to the Purchase Price described in Section 10.02(a), Section 10.02(b) and
          Section 10.02(c)(ii) (the latter only if the Seller elects to retain the Shares and/or the New Shares) are referred to herein as the "Purchase Price Allocations and Adjustments."

     3. Registration of the Shares. Section 10.10 of the Agreement is hereby deleted in its entirety and amended and restated as follows:

          SECTION 10.10 Registration of the Shares. If the Seller elects in its sole discretion to retain the Shares and/or the New Shares pursuant to
     Section 10.02(c)(ii), Buyer (at its sole expense) shall register the Shares and/or the New Shares for resale on behalf of Seller in any registration statement filed by Buyer with the United States Securities and Exchange Commission ("SEC"). The Shares and/or New Shares shall be registered on no less favorable terms than those accorded to any other investor the resale of whose common stock issued by Buyer is also covered by such registration statement. Seller agrees to enter into, and to be bound by the terms of, a registration rights agreement on customary terms. Notwithstanding the foregoing, in its sole discretion, Seller may also dispose of the Shares and/or New Shares in any manner and at such time(s) as it determines so long as it complies with the requirements of applicable securities laws, including without limitation Rule 144 promulgated under the Securities Act of 1933. Buyer agrees to maintain "current public information," as such term is used in Rule 144, so long as Seller is the owner of any Shares and/or New Shares.

     4. Closing Date. In Section 10.01 of the Agreement, "May 3rd, 2011" is hereby deleted and replaced with "May 31, 2011."

     5. Further Amendment. In Section 11.01(d) of the Agreement, "May 3rd, 2011" is hereby deleted and replaced with "May 31, 2011."

     6. Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in this Agreement.

     7. No Other Amendments. Except as expressly provided in this Amendment above, all terms of the Agreement remain in full force and effect and nothing herein shall otherwise affect any other provision of the Agreement or the rights and obligations of Buyer and Seller therein.

     8. Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

     9. Construction. This Amendment shall be governed by and interpreted and enforced in accordance with the terms of the Agreement.

     10. Non-Exclusivity. Notwithstanding anything to the contrary in this Amendment and/or the Agreement, as additional consideration for extending the Closing Date Buyer hereby acknowledges and agrees that, effective as of the effective date of this Amendment, at Seller's sole discretion Seller may engage in confidential discussions, negotiations and/or sharing of information with one or more other potential buyers in connection with all or any portion of the Assets; provided, however, that Seller shall not enter into any binding commitment to sell all or any portion of the Assets with any other potential buyer between the effective date of this Amendment and Closing Date.

                              SELLER:

                              J.M. HUBER CORPORATION

                              By:     \s\ Joseph M. Dunning
                                      --------------------------------------
                              Name:   Joseph M. Dunning
                                      --------------------------------------
                              Title:  Vice President, Mergers & Acquisitions
                                      --------------------------------------

                              BUYER:

                              HIGH PLAINS GAS, INC.

                              By:     \s\ Brent M. Cook
                                      --------------------------------------
                              Name:   Brent M. Cook
                                      --------------------------------------
                              Title:  Chief Executive Officer
                                      --------------------------------------